As filed with the Securities and Exchange Commission on August 5, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YATRA ONLINE, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gulf Adiba, Plot No. 272

4th Floor, Udyog Vihar, Phase-II

Sector-20, Gurugram-122008, Haryana, India

(Address, including zip code, of Principal Executive Office)

Yatra Online, Inc. 2016 Stock Option and Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Siddhartha Gupta

Gulf Adiba, Plot No. 272

4th Floor, Udyog Vihar, Phase-II

Sector-20, Gurugram-122008, Haryana, India

(+91 124) 4591700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers additional ordinary shares, par value $0.0001 per share, of the Registrant (“Ordinary Shares”) under the Registrant’s 2016 Stock Option and Incentive Plan (the “Plan”). The number of Ordinary Shares reserved and available for issuance under the Plan is subject to an automatic annual increase on January 1 of each year, by an amount equal to the lesser of: (i) 3% of the outstanding Ordinary Shares on the immediately preceding December 31 or (ii) such amount as determined by the Administrator (as defined in the Plan). On January 1, 2018, 2019, 2020, 2021, 2022, 2023, 2024, 2025 and 2026, the number of Ordinary Shares reserved and available for issuance under the Plan increased by 13,468,129 shares in the aggregate. This Registration Statement registers these additional 13,468,129 Ordinary Shares. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s Registration Statement filed on Form S-8 (Registration No. 333-218498) on June 5, 2017 is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-218498) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026 filed with the Commission on July 31, 2026;

(b) The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form 8-A filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on December 15, 2016 (File No. 001-37968), including any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 6-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any report on Form 6-K furnished by the Registrant to the Commission after the date of this Registration Statement (or a portion thereof) is incorporated by reference in this Registration Statement only to the extent that the report expressly states that the Registrant incorporates it (or such portions) by reference in this Registration Statement and it is not subsequently superseded. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum and Articles of Association of the Registrant as in effect (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed on August 14, 2023).

5.1*	Opinion of Maples and Calder (Cayman) LLP

23.1*	Consent of BDO India Services Private Limited (Predecessor Firm BDO India LLP)

23.2*	Consent of Ernst & Young Associates LLP

23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2016 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-8 filed on June 5, 2017)

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gurugram, Haryana, India, on August 5, 2026.

YATRA ONLINE, INC.

By:	/s/ Siddhartha Gupta
Name:	Siddhartha Gupta
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Siddhartha Gupta and Jyoti Chawla as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Siddhartha Gupta	Chief Executive Officer and Director	August 5, 2026
Siddhartha Gupta	(Principal Executive Officer)

/s/ Anuj Kumar Sethi	Principal Financial Officer and Principal Accounting Officer	August 5, 2026
Anuj Kumar Sethi

/s/ Dhruv Shringi	Director	August 5, 2026
Dhruv Shringi

/s/ Murlidhara Lakshmikantha Kadaba	Director	August 5, 2026
Murlidhara Lakshmikantha Kadaba

/s/ Stephen Schifrin	Director	August 5, 2026
Stephen Schifrin

/s/ Roshan Mendis	Director	August 5, 2026
Roshan Mendis

/s/ Michael Kaufman	Director	August 5, 2026
Michael Kaufman

Puglisi & Associates
/s/ Donald J. Puglisi		Authorized Representative in the United States	August 5, 2026
Name:	Donald J. Puglisi
Title:	Managing Director